REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of May 5, 1999, by and between MICROVISION, INC. a Washington corporation (the "Company"), and CREE RESEARCH, INC., a North Carolina corporation (the "Investor").

                                     RECITAL

     WHEREAS, the Investor is purchasing shares of the Company's common stock, no par value per share ("Common Stock") pursuant to that certain Stock Purchase Agreement, dated the date hereof (the "Purchase Agreement").

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.   Definitions

     For purposes of this Agreement:

     (a) The term "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

     (b) The term "Registrable Securities" means the shares of Common Stock purchased by Investor pursuant to the Purchase Agreement;

     (c) The term "Closing" means the closing of the transactions contemplated by the Purchase Agreement;

     (d) The term "Closing Date" means May 6, 1999.

     (e) The term "Holder" means any person owning Registrable Securities who is a party to this Agreement as of the date hereof or who may be added as a party hereto pursuant to the terms of this Agreement; and

     (f) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the

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Securities and Exchange Commission (the "SEC") that similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

2.   Form S-3 Registration

     (a) The Company shall file a registration statement on Form S-3 covering the resale of the Registrable Securities within ninety (90) days of the Closing Date, provided that the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such resale. The Company shall cause such Form S-3 to become effective as soon as practicable thereafter and to remain effective until the second anniversary of the Closing, subject to Section 2(b) below.

     (b) If, at a time at which the Company would otherwise be obligated to register Registrable Securities or to maintain the effectiveness of any such registration, there shall occur one or more events that, in the reasonable judgment of the Board of Directors of the Company, (A) would be required to be publicly disclosed in order to cause such registration statement to contain the required disclosure; and (B) cannot be so disclosed without material adverse consequences to the Company, (i) the Company shall furnish to the Investor a certificate to that effect signed by the President of the Company; and (ii) the Company may defer filing of such registration statement or, if such registration statement is effective, may require any Holder of Registrable Securities to refrain from making any offers or sales in reliance on such registration statement for a period reasonably required in the circumstances but not to exceed 90 days; provided, however, that the Company shall require any Holder to refrain from such offers and sales for any such period not more than once in the twelve-month period following the Closing Date; and, provided further, that each Holder shall be free to sell any of the Registrable Securities held by such Holder during the period commencing on April 6, 2000 and expiring on the first anniversary hereof ("Selling Period") if, prior to the Selling Period there has not been a period of thirty consecutive (30) days during which such Holder was free to sell Registrable Securities pursuant to an effective registration statement of the Company that was not subject to a suspension notice issued pursuant to this Section 2(b).

     (c) Notwithstanding anything to the contrary in this Section 2, the Company shall not be required to register or qualify the Registrable Securities in any jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration or qualification.

     (d) All reasonable expenses incurred in connection with a registration pursuant to this Section 2, including, without limitation, all registration, filing, qualification, printing and accounting fees, shall be borne by the Company.

     (e) The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Investor of the Registrable Securities and the

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Company shall use its reasonable best efforts to file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain its eligibility for the use of Form S-3.

3.   Obligations of the Company.

     Subject to the terms and conditions set forth in Section 2, when required by this Agreement to register any Registrable Securities, the Company shall, as promptly as reasonably possible:

     (a) Prepare and file with the SEC a registration statement covering such Registrable Securities and cause such registration statement to become effective as soon as practicable thereafter, and keep such registration statement continuously effective until the second anniversary of the Closing or such shorter period as will terminate when all the Registrable Securities covered by the registration statement have been sold.

     (b) Prepare and file with the SEC any amendments and supplements to the registration statement and the prospectus used in connection with it needed to comply with the Securities Act with respect to the sale of all Registrable Securities covered by such registration statement.

     (c) Give the Holders the number of copies of preliminary and final prospectuses, in conformity with the requirements of the Securities Act, and other documents that they reasonably request to facilitate the sale of their Registrable Securities.

     (d) Use its best efforts to register and qualify the Registrable Securities covered by such registration statement under securities or Blue Sky laws of such jurisdictions that the Holders request, provided that the Company shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such jurisdictions.

     (e) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (f) Cause all Registrable Securities registered hereunder to be listed on each securities exchange or market on which similar securities issued by the Company are then listed.

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4.   Currency of Registration and Public Information.

     In case any Registrable Securities are registered pursuant to this Agreement, to the extent permitted by law, the Company will register such Registrable Securities for offer on a continuous basis until the second anniversary of Closing and, during that period will maintain the currency of all registration and other public information required by law in connection with sales of Registrable Securities, except that the Company shall not be obligated to maintain the currency of such registration and public information during the period referred to in Section 2(b).

5.   Information by Holder; Copies of Prospectus.

     The Holder or Holders of Registrable Securities included in any registration pursuant to this Agreement shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request and as shall be required in connection with such registration. In connection with any such registration, the Company shall furnish to such Holder or Holders such numbers of copies as it or they may request, in order to facilitate the disposition of Registrable Securities owned by them, of any prospectus or preliminary prospectus prepared in conformity with the Securities Act.

6.   Indemnification.

     (a) To the extent permitted by law, the Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to
Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company will reimburse or pay for the account of each such Holder, each of its officers and directors, each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred (as and when incurred) in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue

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

statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

     (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse or pay for the account of the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred (as and when incurred) in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein.

     (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

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


     (d) The obligations of the Company and the Holders under this Section 6 shall survive the completion of any offering of Registrable Securities in a registration statement pursuant to this Agreement.

7.   Transferability of Registration Rights

     The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be transferred by a Holder to a transferee or assignee only with the transfer or assignment of all, but not less than all, of such Holder's Registrable Securities. A transferee or assignee of registration rights pursuant to this Section 7 shall, upon such transfer or assignment, be deemed a "Holder" under this Agreement, provided that (i) the Company is, within a reasonable period of time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act; and (iii) the transferee or assignee executes an endorsement to this Agreement agreeing to be bound by all the terms and conditions hereof as Holder.

8. "Market Stand-Off" Agreement.

     (a) If requested by the Company and an underwriter managing an underwritten offering of the Company's securities, each Holder agrees that, except for such sales, transfers and other dispositions which, in the aggregate, do not exceed 1% of the Company's outstanding Common Stock at the time of effectiveness, such Holder shall not sell or otherwise transfer or dispose of any Registrable Securities held by such Holder without the prior written consent of the Company and such underwriter for a period not to exceed ninety (90) days following the effective date of a registration statement of the Company filed under the Securities Act (the "Lock-up Period"); provided, however, that no such Holder shall be subject to such restriction if any other holder of the Company's securities who holds a greater or equal percentage of the Company's outstanding Common Stock than such Holder is not similarly restricted; and, provided further, that each Holder shall be free to sell any of the Registrable Securities held by such Holder during the Selling Period if, prior to the Selling Period there has not been a period of thirty consecutive (30) days during which such Holder was free to sell Registrable Securities pursuant to an effective registration statement of the Company that was not subject to a suspension notice issued pursuant to Section 2(b).

     (b) Such agreement shall apply to any underwritten registration of the Company.

     (c) The obligations described in this Section 8 shall not apply to a registration relating solely to the sale of securities to participants in a stock option or stock purchase plan, a registration on any form that does not include substantially the same information that would be required to be included in a registration statement covering the sale of the Registrable

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Securities, or a registration on Form S-4. The Company may impose stop-transfer instructions with respect to the Registrable Securities subject to the foregoing restriction until the end of the Lock-up Period. The Company may not waive or terminate its rights under any market stand-off agreement with any employee, director, Holder, or other shareholder unless each Holder is granted a similar waiver on a pro rata basis or unless the Holders of a majority of the Registrable Securities consent to such waiver or termination.

9.   Notices

     Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party on the signature page hereof or on Schedule A hereto, or at such other address as such party may designate by ten days' advance written notice to the other parties given in the foregoing manner.

10.  Amendments and Waivers

     Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of not less than 80% of the Registrable Securities. Additional Holders may be added to this Agreement with such consent by adding a Schedule A hereto listing each such Holder's name and address and adding a signature page executed by such additional Holder.

11.  Severability

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

12.  Governing Law

     This Agreement shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents entered into and to be performed entirely within the State of Washington.

13.  Counterparts

     This Agreement may be executed in two or more counterparts, each of which


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shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.  Entire Agreement

     This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof.


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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.

                                   COMPANY:

                                   MICROVISION, INC.



                                   By:_________________________________________
                                       Its: ___________________________________


                                   INVESTOR:

                                   CREE RESEARCH, INC.



                                   By:_________________________________________
                                       Its: ___________________________________